Thank you for the opportunity to provide your insurance. Please follow the instructions carefully and accurately.

•	Answer all questions on each page and record each answer in complete detail using black or blue ink.
•
DO NOT USE correction fluid/tape or any similar item. If you need to change answers draw a line through the mistake and have the change initialed and dated by the Owner(s), unless it is a health question, in which case the change should be initialed and dated by the Proposed Insured.

•	Have the Proposed Insured(s) and Owner(s) review the application to confirm that all questions are answered accurately, then sign and date the application.
•	The LICENSED AGENT OR BROKER must complete, sign and date the AGENT’S REPORT.
•
While completion of the applicable Medical Supplement (Part II of Application) is not required if a full paramedical or medical examination is necessary, answering all medical questions will enable the underwriter to promptly begin the underwriting process. (See Underwriting Guidelines for further details.)

•	If a full paramedical or medical exam is over 90 days old, the applicable Medical Supplement (Part II of Application) must be completed.
•	If applying for Variable Universal Life Insurance, please complete the Variable Universal Life Insurance Suitability Supplement and VUL/SVUL Allocation form and submit with the application.
•	Some products have limited billing options. Refer to product specifications for complete details and available billing options.

Authority
No agent, broker, registered representative or medical examiner has the authority to make or modify any Company contract or to waive any of the Company’s requirements.

Temporary Life Insurance Agreement (TIA)
If payment is made with the application, you must give a copy of the TIA to the Owner(s). Do not accept money orders or cash. If you are submitting applications for alternate or multiple applications, only one TIA per Proposed Insured may be in effect at a time. Please refer to the TIA for details.
•	Payment with Application May Not Be Submitted if:
1.	The life insurance applied for exceeds $3,000,000 on any one life including optional benefit riders.
2.	Any Proposed Insured’s age is less than 15 days or in excess of 70 years.
3.	Any of the questions at the beginning of the TIA are answered YES or LEFT BLANK.
•	If the Payment with Application Rules allow payment to be submitted, please follow these guidelines:
1.
Submit acceptable form of payment with application. (See TIA for available methods of payment or special limitations.) Checks must be current dated and made payable to The Lincoln National Life Insurance Company.

2.	The TIA must be signed and dated by the Proposed Insured(s) and Owner(s). The Licensed Agent, Broker or Registered Representative must also sign as Witness.
3.	Provide a copy of the TIA to the Owner(s) and submit with the application.

Special Instructions
•	All applicants must complete the Application for Individual Life Insurance – Part I and if applicable, Medical Supplement (Part II).
•
If there is more than one Proposed Insured, complete and submit the following: Application for Individual Life Insurance-Part I, the Proposed Insured B Supplement, and if applicable, the Medical Supplement (Part II) for each Proposed Insured.

•	The Defined Age Supplement must be completed if either Proposed Insured is age 70 or older.
•
Question 25: If there are multiple Owners, provide the details on the Continuation of Details Supplement. If the Owner is a trust, include the name of the trust and all trustees. A Certification of Trustee Powers form should also be completed and submitted.

•	Questions 27 through 30: Use the Additional Beneficiary Designation Supplement for additional beneficiaries that do not fit on the application.
•	If additional space is needed for any questions requiring details, complete the Continuation of Details Supplement.
Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Proposed Insured
1.	/ / / Legal Name: (First)(Middle)(Last)(Suffix)
2.	Sex: □ Male □ Female
3.	Date of Birth (mm/dd/yyyy): / /(If age 70 or over, complete the Defined Age Supplement.)
4.	Social Security Number (SSN):
5.	Place of Birth (State/Country): /
6.	Citizenship (check one): □ I am a citizen of the United States.
□ I am a valid green card holder and my country of citizenship is
(Attach a copy of your valid green card.)
□ Neither, and my country of citizenship is
(Attach a copy of your passport.)
7.	Driver’s License Number (provide even if suspended/revoked): State:
If no current license, check here □ and advise reason:
8.	Physical Home Address (Street): Apt. or Suite: (City/State/ZIP): / / Check here □ if Mailing Address is same as Physical Home Address.
9.	Mailing Address (If different): Apt. or Suite:
(City/State/ZIP):  /    /
10.	Primary Phone: - - (Check one) □ Cell □ Landline
11.	Secondary Phone (If applicable): - - (Check one)□ Cell□ Landline
12.	Email:
13.	Employer: 14. Occupation:
15.	Business Address (Street): Suite:
(City/State/ZIP):  /    /
16.	Individual Annual Earned Income: $
17.	a. Total Assets (Retirement Accounts, Properties, etc.): $
b. Total Liabilities (Mortgages, Loans/Debts, etc.): $
18.	Do you have any other sources of recurring income? □ Y□ N
If “Yes,” a. Source(s) of Income:   (If the source is “disability,” provide details in Number 53.)
b. Annual amount(s) received: $

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.

Policy Information
19.	Product Applied For (if Term, include duration):
20.	Amount of Insurance/Specified Amount: $
21.	Death Benefit Option: (Complete for Universal Life and Variable Universal Life Product only–not required for Term)
□ Level □ Increase by Cash Value □ Increase by Premium □ Increase by Premium Less Policy Factor
22.	Guaranteed Death Benefit Duration Options: (Select only one option where applicable, options vary by product)
□ Lifetime (Applicable to Lincoln SVUL/VULONE)
23.	Death Benefit Qualification Test (DBQT) – For IRS purposes, premiums will be tested using the Guideline Premium Test unless
□ Cash Value Accumulation Test is checked (not available on all products or with all riders). The DBQT cannot be changed after issue unless the terms of the Policy require a change.
24.	Additional Benefits and Riders: (If applicable, options vary by product)
□ Accelerated Benefits Rider without Chronic Illness (ABR)
□ Accelerated Benefits Rider with Chronic Illness  (Complete applicable supplement)
□ Accelerated Death Benefit for Long-Term Care Services Rider  (Complete applicable supplement)
□ Children’s Term Rider (Complete Children’s Term Rider Supplement)
□ Other Insured Term Rider $  (Complete Proposed Insured B Supplement)
□ Lincoln Enhanced Allocation Rider
□ Disability Waiver Rider
□ Enhanced Surrender Value Rider
□ Other Benefits and Riders not listed above (Provide details: coverage amount, percentages, etc.; and if applicable complete supplement):

Owner Information (If left blank, Proposed Insured(s) will be the Owner.) Select Owner Type:
25.	a. □ Individual Owner: / / /
(First) (M.I.) (Last) (Suffix)
□ Trust/Entity (legal name):
Trustee/Officer:  /  /  /
(First) (M.I.) (Last) (Suffix)
Check here □ if address is same as Proposed Insured’s, otherwise complete 25b.
b. Address (Street):  Apt. or Suite:
(City/State/ZIP):  /  /
c. Date of Birth/Trust Date (mm/dd/yyyy):  / /  d. SSN/TIN:
e.	Primary Phone: - - (Check one) □ Cell □ Landline
f.	Secondary Phone (If applicable): - -(Check one)□ Cell□ Landline
g.	Country of citizenship: h. Relationship to Proposed Insured(s):
i. Owner’s Email:

26.	Is this Policy being purchased as part of an employer-owned life insurance program where the employer is the direct or indirect beneficiary of the Policy? □ Y  □ N

Beneficiary Information (Unless otherwise stated in Number 30 “Special Instructions,” if multiple beneficiaries are named in a class (Primary, Contingent), the proceeds are to be paid equally to the survivor or survivors, in the class, if any.)
Select Primary (P) or Contingent (C) and Type for each line completed. Check here □ if Primary Beneficiary same as Owner.

□ P □ C
27.	a.
□ Individual:  /  /  /
(First) (M.I.) (Last) (Suffix)
□ Trust/Entity (legal name):
Trustee/Officer:  /  /  /
(First) (M.I.) (Last) (Suffix)

Check here □ if address is same as Proposed Insured’s, otherwise complete 27b.
b. Address (Street):  Apt. or Suite:
(City/State/ZIP):  /  /
c. Relationship to Proposed Insured(s):  d. Date of Birth/Trust Date (mm/dd/yyyy):  /  /
e. SSN/TIN:  f. Phone Number
g. Beneficiary’s Email:

□ P □ C
28.	a.
□ Individual:  /  /  /
(First) (M.I.) (Last) (Suffix)
□ Trust/Entity (legal name):
Trustee/Officer:  /  /  /
(First) (M.I.) (Last) (Suffix)

Check here □ if address is same as Proposed Insured’s, otherwise complete 28b.
b. Address (Street):  Apt. or Suite:
(City/State/ZIP):  /  /
c. Relationship to Proposed Insured(s):  d. Date of Birth/Trust Date (mm/dd/yyyy):  /  /
e. SSN/TIN:  f. Phone Number
g. Beneficiary’s Email:

29.	a.
□ Individual:  /  /  /
□ P □ C
(First) (M.I.) (Last) (Suffix)
□ Trust/Entity (legal name):
Trustee/Officer:  /  /  /
(First) (M.I.) (Last) (Suffix)

Check here □ if address is same as Proposed Insured’s, otherwise complete 29b.
b. Address (Street):  Apt. or Suite:
(City/State/ZIP):  /  /
c. Relationship to Proposed Insured(s):  d. Date of Birth/Trust Date (mm/dd/yyyy):  /  /
e. SSN/TIN:  f. Phone Number
g. Beneficiary’s Email:

30.	Special Instructions (Indicate here if proceeds are not to be paid equally. Dollar amounts are not accepted; percentages must be whole numbers and total 100%):

Premium and Payor Information (We cannot bill to your agent, and not all payment methods/modes are available with all products.)
31.	Modal Planned Premium: $
32.	a. Payment Method: □ Electronic Funds Transfer (EFT) □ Direct Bill (Quarterly and Monthly restrictions apply)
□ Other (Include List Bill Number if applicable.):
b. Premium Mode: □ Annual □ Semi-Annual □ Quarterly (Term–EFT only)
□ Monthly (All products–EFT only) □ Lump Sum
33.	Source of Premium (Income, savings, replacement, inheritance, etc.):
34.
Will the premiums for this Policy be paid, advanced, financed or otherwise funded by any person or entity other than you (Proposed Insured), the Owner, your spouse, domestic partner or your employer? (If “Yes,” complete the Premium Financing requirements.) □ Y  □ N

35.	a. Select Premium Payor: (Check one only. If “Other” is checked, complete Questions 35b through 35e.)
□ Proposed Insured(s) at mailing address □ Owner □ Beneficiary in Question:  □ 27 □ 28 □ 29  □ Other
b.	Payor Name (Select One):
□ Individual:  /  /  /
(First) (M.I.) (Last) (Suffix)
□ Entity (legal name):  Check here □ if address is same as Proposed Insured’s, otherwise complete 35c.
c.	Payor Address (Street): Apt. or Suite:
(City/State/ZIP):  /  /
d.	SSN/TIN: e. Relationship to Proposed Insured(s):

Protection Against Unintended Lapse (For additional protection against unintended lapse, you have the right to designate one person who will receive lapse and non-payment of premium notices. The designated person should be an individual other than your Agent/Financial Professional who will receive these notices automatically.)
36.
I, the Applicant/Owner, understand that I have the right to designate at least one person other than myself to receive notice of lapse or termination of this insurance Policy for non-payment of premium. I also understand that I will be given the opportunity to change this written designation at any time.

Complete name/address below if you choose to designate an additional person to receive lapse and non-payment of premium notices.
Name:  /  /  /
(First)         (M.I.) (Last)(Suffix) Mailing Address (Street):                         Apt. or Suite:  (City/State/ZIP):                         /  /  Phone Number

Existing and Pending Insurance Information
37.	Do you have any existing annuity contracts with this Company or any other company? □ Y □ N
38.	Are you considering replacing, lapsing, stopping premium payments, surrendering, assigning to the insurer or reducing your benefits under an existing life insurance policy or annuity? (If “Yes,” complete all required replacement forms.)
39.	Are you considering using or borrowing funds from your existing life insurance policies or annuities to pay
□ Y □ N

premiums due on the new or applied for Policy? (If “Yes,” complete all required replacement forms.) □ Y □ N
40.	If “Yes” to Question 38 and/or 39 with regard to an annuity contract, provide company, contract number and issue date:

41.	Do you have any existing life insurance on your life, including any policies that have been sold? □ Y □ N (If “Yes,” provide details in box below.)
Indicate the Type of coverage: Personal (P); Business: Buy-Sell (B), Keyperson (K) or Loan (L); or Group (G).

Company	Face Amount	Policy Number	Issue Date (mm/dd/yy)	Replacement or Change of Policy?		1035 Exchange?		Type	Sold?
	$			□Y	□N	□Y	□N		□Y	□N
	$			□Y	□N	□Y	□N		□Y	□N
	$			□Y	□N	□Y	□N		□Y	□N
	$			□Y	□N	□Y	□N		□Y	□N
42.
Regardless of the status of the application, do you have any applications currently pending, do you plan to apply for, or did you apply for additional life insurance coverage with this or any other company within the past

12 months? (If “Yes,” provide details in box below. Do not include existing coverage listed in Question 41.) □ Y □ N

Company	Face Amount	Status (Pending, Withdrawn, etc.)	Type (P,B,K,L)
$
$
$
43.	What is the total amount of new life insurance coverage that will be placed in force with all companies including this application? (Do not include existing coverage listed in Question 41.) $
44.	Have you ever applied for life, long-term care, health or disability insurance and been rated, declined or postponed? (If “Yes,” provide the reason(s) for the outcome and details in the box below.) □ Y □ N
Details

45.
Other than as a remote pilot, or as a flight attendant on a regularly scheduled airline, within the past two years have you flown as a pilot, student pilot or crew member or do you plan to do so within the next two years? (If “Yes,” complete the Aviation Supplement.)

			□ Y	□
46.
Within the past 12 months have you participated in underwater diving; mountain climbing; aerial sports that do not require a pilot’s certificate; or auto, motorcycle, or boat racing, or do you plan to do so within the next 12 months? (If “Yes,” complete the applicable Avocation Supplement.)

			□ Y	□
47.
Within the past 12 months have you participated in: heli-skiing; rodeo sports; equine sports; BASE jumping or wingsuit flying; canyoning; highlining/tricklining; Parkour or Rooftopping; Speedflying; boxing, kickboxing, Muay Thai or MMA/Cage Fighting; or do you plan to do so within the next 12 months? (If “Yes,” provide details in Number 53 below.)

			□ Y	□
48.
Do you now, or do you plan to within the next year, reside or travel outside of the United States or Canada? (If “Yes,” provide the purpose, total number of days, cities and countries where travel or residence is planned in Number 53 below.)
			□ Y	□
49.
Are you a member of, have you entered into a written agreement to become a member of, or have you received a notice of required service in the armed forces, reserves or National Guard? (If “Yes,” provide details in Number 53 below. Indicate if retired or active; list branch of service, pay grade, duties, Special Forces status, mobilization category, and current duty station; and if a notice of deployment has been received, to where and when.)

			□ Y	□
50.
In the past five years, have you been convicted of three or more moving violations, driving under the influence of alcohol or other drugs, distracted driving, or had your driver’s license suspended, restricted, or revoked? (If “Yes,” provide dates and details in Number 53 below.)

			□ Y	□
51.
Have you ever been convicted of, or are you awaiting trial for, a felony? (If “Yes,” provide details in Number 53 below including offense and date of conviction and date of release of probation or parole.)
			□ Y	□
52.	a.	In the last five years have you filed for bankruptcy?	□ Y	□
b.
If “Yes,” have all bankruptcies been discharged? (If all have not been discharged, for each bankruptcy provide chapter, type (personal/business), reason, and if applicable, what is your payment plan and date of expected discharge in Number 53 below.)
			□ Y	□
53.	Details to Questions: (If more space is needed, use the Continuation of Details Supplement.)
	Question #	Details
General Information — Proposed Insured
N

N

N N

N

N N
N N

Service Office Endorsements (For Company Use Only. We will attach additional documentation as needed.)

Agreement and Acknowledgement
I, the Owner, certify that the tax identification or social security number as provided by me is correct. I also certify that I am not subject to backup withholding.
Each of the Undersigned declares that:
1.
This Application consists of: a) Application for Individual Life Insurance — Part I; b) Medical Supplement — Part II; c) any amendments to the application(s) attached thereto; and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for. The Application, as defined above, and the recorded answers contained therein, will be bound with the Policy at issue. I/We understand that if this Policy is owned by someone other than the Proposed Insured, the Owner/Applicant will have access to those recorded answers.

2.
I/We further agree that (except as provided in the Temporary Life Insurance Agreement if advance payment has been made and acknowledged below and such Agreement issued), insurance will take effect under the Policy only when: 1) the Policy has been delivered to and accepted by me/us; 2) the initial premium has been paid in full during the lifetime of the Proposed Insured(s); and 3) the Proposed Insured(s) remain in the same state of health and insurability as described in each part of the application at the time conditions 1) and 2) are met.

I/We have paid premium to the agent/representative in exchange for the Temporary Life Insurance Agreement, and I/we acknowledge that I/we fully understand and accept its terms. (Complete Temporary Life Insurance Agreement and submit with application.)
3.	No agent, broker or medical examiner has the authority to make or modify any Company contract or to waive any of the Company’s requirements.
4.
For employer-owned life insurance policies, the owner hereby acknowledges its sole responsibility for ensuring that it complies with all legal and regulatory requirements related to life insurance it purchases on its employees, including appropriate disclosure to each employee whose life is insured under such a life insurance policy.

5.
For policies held in trust by one or more trustees, the undersigned certify and acknowledge the following. The trust arrangement is identified by name and date, the trust is in effect, and the trustees named in this application are the trustees for the named trust. The trustees signing this application have the power and authority to act and exercise all ownership rights under the Policy, and the Company may rely solely upon the signatures of the trustees regarding any Policy options, privileges or benefits. Any amounts paid to the trustees by the Company according to the Policy shall fully discharge the Company with respect to those amounts. The Company shall have no obligation to inquire into the terms of the trust or to see to the use or application of any amounts paid to the trustees. The Company shall not be held liable for any party’s non-compliance with the terms of the trust.

6.
Corrections, additions or changes to this Application may be made by the Company. Any such changes will be shown under “Service Office Endorsements”. Acceptance of a Policy issued with such changes will constitute acceptance of the changes. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.

7.	I have been advised to consult with my own tax advisors regarding the tax effects inherent in the plan of insurance for which
I am applying.
8.
I/WE HAVE READ, or have had read to me/us, the completed Application for Individual Life Insurance – Part I before signing below. All statements and answers in this Application for Individual Life Insurance – Part I are correctly recorded, and are full, complete and true to the best of my/our knowledge and belief. I/We confirm that upon receipt of the Policy, I/we will review the answers recorded on the Application, as defined in number 1 above. I/We will notify the Company immediately if any information in the Application is incorrect. Caution: I/We understand that if any answers on this Application are incorrect or untrue, the Company may have the right to deny benefits or rescind coverage under the Policy and any riders attached to it.

Fraud Notice
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Authorization
I, the Proposed Insured, authorize any medical professional, hospital or other medical institution, Pharmacy Benefit Manager, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of me or my physical or mental health or insurability to disclose that information to the Company, its reinsurers, or any other party acting on the Company’s behalf. I authorize the Company or its reinsurer to make a brief report of my protected health information to MIB, Inc. I authorize the Company to disclose information related to my insurability to other insurers to whom I may apply for coverage.
Once this authorization is signed it shall be valid for 24 months or the time limit, if any, as permitted by applicable law in the state where the Policy is delivered or issued for delivery. A photographic copy of this authorization shall be as valid as the original. I understand that I may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.
The purpose of this authorization is to allow the Company to determine eligibility for life coverage or a claim for benefits under a life Policy.
□ I elect to be interviewed if an Investigative Consumer Report is prepared. Each of the undersigned declares that:
I/We acknowledge receipt of the Privacy Practices Notice, the Important Notice containing the Investigative Consumer Report and MIB, Inc. information and, if applicable, the Life Insurance Buyer’s Guide.

Signatory Section
Signed in:	/	/ (State) Date (mm/dd/yyyy)

Signature of Proposed Insured (Parent or Guardian if under 18 years of age)
Signature of Applicant/Owner/Trustee (If other than Proposed Insured) Provide Title if owned by a Trust or a Corporation	Signature of Applicant/Owner/Trustee (If other than Proposed Insured) Provide Title if owned by a Trust or a Corporation

To Be Completed By Agent Only (All questions are required to be answered.)
(i)	Does the applicant have any existing life insurance policies or annuities? □ Y □ N
(ii)	Do you know or have you any reason to believe that replacement of insurance is involved? □ Y □ N
If a replacement is involved, I certify that only company approved sales materials were used in this sale and that copies of all sales materials were left with the applicant.
I declare that I have accurately answered all questions contained in this section.
I declare that I have provided each Proposed Insured and Owner(s) with the Important Notice, Privacy Practices Notice and, if applicable, the Life Insurance Buyer’s Guide.

Signature of Licensed Agent, Broker or Registered Representative	Printed Name of Licensed Agent, Broker or Registered Representative
45.